April 24, 1998


The Aegis Consumer Funding Group, Inc.
200 North Cobb Parkway, Suite 428
Marietta, Georgia 30062

Attention: Matthew Burns

Dear Mr. Burns:

Reference is made to the Stock Purchase Agreement dated as of January 28, 1998 (the "Agreement"), among The Aegis Consumer Funding Group, Inc. ("Aegis"), and the undersigned. Notwithstanding Section 7.12 of the Agreement, the undersigned agree that Systems and Services Technologies, Inc. ("SST"), may pay to Aegis, to the extent of SST's net income after deduction of payments required by Section 7.9(a)(v) of the Agreement, at any time on or before June 1, 1998, up to $455,000 owed by SST to Aegis or its affiliates in respect of the tax sharing arrangement or agreement existing between or among them, subject to providing the undersigned with reasonable evidence of the amounts so owed. This letter is a one-time waiver and does not affect any other rights or obligations of Aegis or the undersigned pursuant to the Agreement.

                                       Sincerely,

                                       ADAMS, VINER & MOSLER LTD.


                                       By: /s/ Warren B. Mosler
                                           --------------------
                                           Name: Warren B. Mosler
                                           Title: General Partner,
                                                   AVM Associates


                                       III ASSOCIATES


                                       By: /s/ Robert H. Fasulo
                                           ---------------------
                                           Name:  Robert H. Fasulo
                                           Title: Secretary, Treasurer